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                                                                   EXHIBIT 10.28

                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


     AGREEMENT dated as of the 6th day of April 1998 between WMS INDUSTRIES INC. ("WMS"), a Delaware corporation, and MIDWAY GAMES INC. ("Midway"), a Delaware corporation, each with an address at 3401 North California Avenue, Chicago, Illinois 60618.

                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, after the Distribution, the parties shall continue to have various contractual relationships with and obligations to each other (the "Contractual Relationships"), which involve the disclosure of confidential and proprietary information and frequent contact with each other's customers and employees;

     WHEREAS, WMS and Midway each recognize that the other is engaged in a continuous program of research, development, design and production respecting its business;

     WHEREAS, WMS and Midway previously were parties to a confidentiality and non-competition arrangement pursuant to a Manufacturing and Services Agreement, dated as of July 1, 1996, which agreement has terminated; and

     WHEREAS, the parties desire to set forth the terms of continuing arrangements under which each party will preserve the other's confidential and proprietary information and relationships with customers and employees following the Distribution.

     NOW, THEREFORE, in consideration of the Contractual Relationships, the premises and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS.



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     1.1 The following terms as used in this Agreement shall have the meanings set forth below:

          1.1.1 "Person" means an individual, corporation, partnership, limited liability company, proprietorship, firm, association, trust, estate, joint venture, unincorporated organization or other business entity or a government or any agency or political subdivision thereof.

          1.1.2 "Midway" include Midway and its subsidiaries, except where the context otherwise requires.

          1.1.3 "WMS" include WMS and its subsidiaries, except where the context otherwise requires.

     1.2 Unless the context otherwise requires

          1.2.1 Words used in the singular include the plural and words used in the plural include the singular; and

          1.2.2 "herein", "hereto" and "hereunder" shall refer to this Agreement as a whole and not to any particular paragraph or section.

2. CONFIDENTIALITY. Either WMS or Midway may from time to time by written notice to the other designate information regarding its business as confidential ("Confidential Information"). Each party shall use its best efforts to maintain the confidentiality of the other party's Confidential Information. All Confidential Information which either party has obtained from the other shall be returned or destroyed (if the owner of such information so notifies the holder) upon the expiration or earlier termination of this Agreement. Each party shall instruct its employees who have access to the Confidential Information of the other party to keep the same confidential by using the same care and discretion that it uses with respect to its own confidential property and trade secrets. The provisions of this Section shall survive expiration or earlier termination of this Agreement.

3. NON-COMPETITION. For a period of five years from the date hereof, neither party hereto


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shall, without the prior written consent of the other, directly or indirectly, individually or in concert with others, own, manage, operate or control any Person that is engaged in, or participate, invest or engage in, the business currently conducted by the other party hereto (except that Midway shall have the right to engage in any business related to video-game manufacturing, cabinet supply, spare parts sales and video-simulated non-mechanical pinball games), or for itself, or on behalf of any other Person, be in contact with any customer, supplier, licensee or licensor of the other party for the purpose of diverting, taking away from or otherwise interfering with the other party's relationship with any customer, supplier, licensee or licensor; provided, however, that nothing in this Section shall be construed to prohibit a party from owning not more than five (5%) percent of any class of publicly-held voting securities of any issuer which is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended.

4.   NON-SOLICITATION.   For the greater of (i) a period of two years from the
date hereof or (ii) a period ending one year after the date that any particular Midway or WMS employee no longer is providing any services to the other party pursuant to the Contractual Relationships, such other party shall not, without the prior written consent of the employer, directly or indirectly hire or solicit the employment of such employee or encourage such employee to leave his or her employment or induce any such employee to seek, accept or obtain employment by any Person other than such employer.

5. RIGHTS AND REMEDIES UPON BREACH. If either party hereto breaches or threatens to commit a breach of, any of the provisions of Sections 2, 3, or 4 hereof, the other party shall have the right and remedy to have such covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of such covenants would cause irreparable injury and that money damages alone would not provide an adequate remedy. This right of specific performance is in addition to, and not in lieu of, any other rights and remedies available to the respective parties hereto under law or in equity.



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6.   SEVERABILITY OF COVENANT.  Each of the parties hereto acknowledges and agrees that the foregoing covenants are reasonable and valid in geographical and temporal scope and in all other respects and that it has received full and adequate consideration therefor. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the foregoing covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision as the case may be, and, in its reduced form, such provision shall then be enforceable.

7.   MISCELLANEOUS.

     7.1 No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on any future occasion.

     7.2 Each party warrants and represents that proceeding herewith is not inconsistent in any material way with any contractual obligations, expressed or implied, undertaken with any third party.

     7.3 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed.

     7.4 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     7.5 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder. No person shall be deemed to be a third party beneficiary of this Agreement. Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have



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against third parties, which rights, claims and defense the parties specifically reserve.

     7.6 All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

     7.7 The parties each shall take such actions and execute such documents and instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     7.8 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     7.9 This Agreement constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered in this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                               WMS INDUSTRIES INC.


                                               By:/s/ Harold H. Bach, Jr.
                                                  -----------------------
                                                  Harold H. Bach, Jr.
                                                  Vice President-Finance


                                               MIDWAY GAMES INC.


                                               By:/s/ Neil D. Nicastro
                                                  ------------------------
                                                  Neil D. Nicastro
                                                  President



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